Bionano Reports Preliminary Fourth Quarter and Full-Year 2024 Results

•Preliminary Q4 2024 revenue expected to be between $7.9 and $8.1 million, which would represent an estimated decrease of approximately 25% over Q4 2023 due primarily to discontinuation of clinical service products in 2024
•Installed base of optical genome mapping (OGM) systems reached an estimated 371 as of YE 2024, which is an increase of 14% over the 326 installed OGM systems as of YE 2023
•Preliminary number of nanochannel array flowcells sold in Q4 2024 expected to be 8,058, which would represent an estimated increase of 1% over the 7,980 flowcells sold in Q4 2023

SAN DIEGO, January 13, 2025 (GLOBE NEWSWIRE) – Bionano Genomics, Inc. (Nasdaq: BNGO) today reported certain unaudited preliminary financial results and commercial highlights for the fourth quarter and fiscal year ended December 31, 2024. The Company has not completed its standard accounting procedures in connection with its annual audit and, therefore, these results and any guidance remain preliminary and subject to further adjustment, including for potential impairments, write downs, and other non-cash or cash charges which may affect the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2024. Such adjustments could be material.
“2024 was a year of substantial change for Bionano in which we focused on two key objectives: (i) restructuring the company to reduce costs significantly to establish a potential pathway to profitability; and (ii) continuing to advance OGM and VIA™ software as replacements for legacy workflows in cytogenetics and molecular pathology. To achieve these objectives, we discontinued some non-core products, which reduced our revenue base, but also lowered operating costs and headcount significantly. Altogether, since beginning our cost reduction efforts in May 2023, we have reduced annualized cost of operating the business by approximately $100 million. Despite 2024 being a transitional year with a lot of change in the company, we saw consistent progress in our business with acceptance and adoption of OGM and VIA software continuing to advance significantly, punctuated by the American Medical Association (AMA) establishing a category I CPT code for OGM. We ended the year with a lot of momentum, solid revenues in the core business and progress financially with restructuring our debt at year-end and raising capital in the first week of January, which extends our cash runway,” commented Erik Holmlin, PhD, president and chief executive officer of Bionano.

Q4 2024 Preliminary Unaudited Financial and Business Results
•Revenues for the fourth quarter 2024 are expected to be in the range of $7.9 million to $8.1 million, an estimated decrease of approximately 25% compared to $10.7 million in revenues in the fourth quarter of 2023, due primarily to discontinuation of clinical service products in 2024
•Revenues are expected to grow 30-33% in the fourth quarter of 2024 compared to the $6.1 million in revenues for the third quarter of 2024
•Full year 2024 revenue is expected to be in the range of $30.5 million to $30.7 million, an estimated decrease of approximately 15% compared to $36.1 million in revenue for full year 2023. FY 2024 revenues, after exclusion of $2.0 million in revenues from discontinued services in 2024, are estimated to range from $28.9 million to $29.1 million compared to $29.1 million for FY 2023, which excludes $7.0 million from $36.1 million for services discontinued in 2024
•Installed base of OGM systems totaled an estimated 371 at year-end, which represented a 14% increase over the 326 installed systems reported at the end of 2023
•Nanochannel array flowcells sold in the fourth quarter are expected to be 8,058, an estimated increase of 1% over the 7,980 flowcells sold in the fourth quarter of 2023

•Cash, cash equivalents, and available-for-sale securities as of December 31, 2024 were approximately $20.9 million, of which $11.4 million is subject to certain restrictions. We raised net proceeds of $3.6 million from ATM sales during the fourth quarter of 2024. In 2025 we have raised net proceeds of $1.9 million through ATM sales and gross proceeds of $10.0 million though the completion of a registered direct offering. In addition, we modified the terms of our senior secured convertible debentures which deferred the $1,000,000 December 2024 amortization payment and reduces the payments due in January 2025 through July 2025 from $1,000,000 per month to $500,000 per month
Achieved Significant Business Milestones in 2024
•Completed full commercial release of high throughput OGM instrument, called the Stratys™ system. The Stratys system is expected to enable a four-fold increase in raw data generation rate compared to the Saphyr® system and is designed for maximum lab flexibility to enable routine use in consolidating legacy cytogenetic workflows into streamlined OGM workflows
•Released advancements in data analysis with updates to VIA software, which provides a simple and integrated workflow for visualization, interpretation, and reporting for OGM, microarray and NGS data types for enhanced contextualization across multiple variant types and accelerated time to results while reducing the cost of analysis by lowering the amount of high-cost labor required
•Released the first version of a computation solution for OGM developed in collaboration with NVIDIA, called Stratys™ Compute, which, along with a new analysis pipeline, can accelerate data analysis times compared to its predecessor, Saphyr ® Compute. Stratys Compute is a low footprint IT solution that can be deployed quickly, sitting next to a Stratys system in any lab, allowing labs of all sizes to adopt Stratys
•The OGM community continued to publish significant data including:

•A framework for consistent, universal OGM analysis in hematologic malignancies published by an international consortium comprising 17 different distinguished researchers
•Publications from our clinical studies in post and pre-natal constitutional genetic disease
•Four papers on use of OGM in blood cancer research published by MD Anderson Cancer Center, including one describing the use of OGM in the largest single cohort of 1277 hematologic malignancy samples
•Two publications from Johns Hopkins University Medical Center outlining use of OGM in two new applications: multiple myeloma and sarcoma
•The AMA established a category I CPT code for OGM which is a key component OGM users will take advantage of to get reimbursement from insurance companies and other third-party payers
•The International System for Human Cytogenomic Nomenclature (ISCN) added OGM nomenclature to its 2024 guide
•The American College of Medical Genetics (ACMG) recognized OGM as a key tool in postnatal and solid tumor applications in two publications

“In 2024, we navigated a challenging external environment for access to capital with important debt modifications and equity capital raises via a series of registered direct offerings. These steps have extended our cash runway and with the implementation of significant cost savings, our capital efficiency has increased dramatically. We remain focused on financial discipline and implementing actionable processes that we believe will enable us to improve margins and further extend our cash runway,” added Mark Adamchak, principal accounting officer of Bionano.
Bionano is in the process of completing its customary year-end close and review procedures and has not completed preparation of its financial statements for the fourth quarter of 2024 or for the full year ended December 31, 2024. The financial performance measures presented in this press release for the fourth quarter of 2024 and for the year ended December 31, 2024 are preliminary and unaudited, are based on management’s initial review of the information presented, and are thus inherently uncertain and subject to change as Bionano completes its end-of-period reporting process and related activities for the fourth quarter of 2024 and the full year ended December 31, 2024. During the course of the preparation of Bionano's consolidated financial statements and related notes as of and for the year ended December 31, 2024, Bionano’s independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary estimates presented in this press release. Additional information and disclosures would be required for a more complete understanding of Bionano’s financial position and results of operations as of and for the fourth quarter and full year ended December 31, 2024. Accordingly, undue reliance should not be placed on this preliminary information.

About Bionano
Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. The Company also offers an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services.
For more information, visit www.bionano.com or www.bionanolaboratories.com.
Unless specifically noted otherwise, Bionano’s OGM products are for research use only and not for use in diagnostic procedures.

Forward-Looking Statements of Bionano

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “could,” “expected,” “may,” “potential,” “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, fourth quarter 2024 revenue, potential impairments, write downs, and other non-cash or cash charges which may affect the Company’s fourth quarter 2024 financial results and growth in the Company’s core business; our ability to improve our margins, extend our cash runway and reach a potential pathway to profitability; our ability to execute on our strategy and achieve our objectives; the impact and utility of our cost savings initiative and our recent financing to position us for success in 2025; our ability to continue to drive OGM adoption by potential customers for routine use in genomic analysis; the impact, or lack thereof, of the Category I CPT code to accelerate or increase the adoption of OGM; continued research, presentations and publications involving OGM and its utility compared to traditional cytogenetics and our technologies; the impact of our Stratys system and VIA software to increase throughput and simplify analysis of OGM data; and our ability to drive adoption of OGM and our technology solutions; and our prospects for 2025. Each of these forward-looking statements involves risks and uncertainties.
Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include adjustments to our preliminary measures of financial performance resulting from, among other things, the completion of our end-of-period review and reporting processes; the impact of adverse geopolitical and macroeconomic events, such as recent and future bank failures, the ongoing conflicts between Ukraine and Russia and in the Middle East and related sanctions and any regional or global pandemics, on our business and the global economy; challenges inherent in developing, manufacturing and commercializing products; our ability to further deploy new products and applications for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; changes in our strategic and commercial plans; our ability to continue as a “going concern,” which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; our ability to cure any deficiencies in compliance with Nasdaq Listing Rules that could adversely affect our ability to raise capital and our financial condition and business; our ability to consummate any strategic alternatives; the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws; and other risks and uncertainties including those described in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the SEC. All forward-looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We are under no duty to update any of these forward-looking statements after the date they are made to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date the statements are made. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements contained in this press release.
CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com
Investor Relations:
David Holmes
Gilmartin Group
+1 (858) 888-7625
IR@bionano.com